EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 333-102509 and 333-109809 of our reports relating to the financial statements of PDF Solutions, Inc. and management’s report on the effectiveness of internal control over financial reporting, dated March 16, 2005 appearing in this Annual Report on Form 10-K of PDF Solutions, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
San Jose, California
March 16, 2005